UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	April 16, 2013

TWIN CITIES POWER HOLDINGS, LLC
(Exact Name of Registrant as Specified in Charter)

Minnesota	333-179460	27-1658449
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16233 Kenyon Ave., Suite 210, Lakeville, Minnesota	55044
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(952) 241-3103

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.       Entry into a Material Definitive Agreement.

As previously disclosed, as of December 27, 2011, Twin Cities Power Holdings, LLC (the “Company”) provided guarantees for future obligations of its wholly owned subsidiaries Twin Cities Power, LLC (“TCP”), Summit Energy, LLC (“SUM”), and Cygnus Energy Futures, LLC (“CEF”) as a condition precedent to the Company’s participation in the wholesale electricity market managed by PJM Interconnection (“PJM”). Pursuant to these three guarantees (the “2011 Guarantees”), the Company agreed to secure up to $700,000 for any payments, penalties or other amounts owed by each of TCP, SUM, and CEF, for a total of $2,100,000.

As of April 16, 2013, the Company terminated the 2011 Guarantees and executed new guarantees with PJM for each of TCP, SUM, and CEF (the “2013 Guarantees”). The 2013 Guarantees provide for an unconditional guarantee of all amounts owed to PJM by TCP, SUM, and CEF. The remaining terms of the 2013 Guarantees are identical to those of the 2011 Guarantees.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 22, 2013	By	/s/ Wiley H. Sharp III
Wiley H. Sharp III
	Its	Vice President – Finance and Chief Financial Officer

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